                                 PACKETEER, INC.



                              AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT

                                 July 15, 1998

                                TABLE OF CONTENTS

1.      CERTAIN DEFINITIONS..................................................................1

2.      TRANSFERABILITY......................................................................2

        2.1    RESTRICTIONS ON TRANSFERABILITY...............................................2

        2.2    RESTRICTIVE LEGEND............................................................2

        2.3    NOTICE OF PROPOSED TRANSFERS..................................................3

3.      REGISTRATION RIGHTS..................................................................4

        3.1    DEMAND REGISTRATION...........................................................4

        3.2    COMPANY REGISTRATION..........................................................5

        3.3    REPORTS UNDER EXCHANGE ACT....................................................6

        3.4    FORM S-3 REGISTRATION.........................................................6

        3.5    EXPENSES OF REGISTRATION......................................................7

        3.6    REGISTRATION PROCEDURES.......................................................7

        3.7    INDEMNIFICATION...............................................................8

        3.8    INFORMATION BY HOLDER........................................................10

        3.9    "MARKET STAND-OFF" AGREEMENT.................................................10

        3.10   TRANSFER OF REGISTRATION RIGHTS..............................................10

        3.11   TERMINATION OF REGISTRATION RIGHTS...........................................10

4.      RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.........................................10

        4.1    RIGHT OF FIRST REFUSAL.......................................................11

5.      COVENANTS OF THE COMPANY............................................................12

        5.1    FINANCIAL INFORMATION AND REPORTING..........................................12

        5.2    QUARTERLY STATEMENTS.........................................................12

        5.3    MONTHLY STATEMENTS...........................................................12

        5.4    INSPECTION RIGHTS............................................................13

        5.5    TERMINATION OF COVENANTS.....................................................13

6.      MISCELLANEOUS.......................................................................13

        6.1    GOVERNING LAW................................................................13

        6.2    SUCCESSORS AND ASSIGNS.......................................................13

        6.3    ENTIRE AGREEMENT.............................................................13

        6.4    NOTICES, ETC.................................................................13

        6.5    DELAYS OR OMISSIONS..........................................................13

        6.6    COUNTERPARTS.................................................................14

        6.7    SEVERABILITY.................................................................14

        6.8    AMENDMENTS...................................................................14

        6.9    TERMINATION OF PRIOR RIGHTS AGREEMENTS.......................................14

EXHIBIT A...................................................................................29

SCHEDULE OF INVESTORS.......................................................................29


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                                 PACKETEER, INC.

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


                THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of April 16, 1998 by and between PACKETEER, INC., a Delaware corporation (the "Company"), and the parties listed on Exhibit A attached hereto.

                WHEREAS, the Company is issuing shares of its Series D Preferred Stock pursuant to that certain Series D Preferred Stock Agreement dated as of the date hereof (the "Series D Agreement") and desires to grant to the purchasers of the Series D Preferred Stock and the parties to the Amended and Restated Investors' Rights Agreement dated June 19, 1997 (the "Prior Rights Agreement") hereto the rights herein set forth.

                NOW THEREFORE, in consideration of the mutual agreements, covenants and considerations and releases contained herein, the parties hereby agree as follows:

                                   AGREEMENT:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "HOLDER" shall mean any holder of outstanding Registrable Securities.

                "INITIAL OFFERING" shall mean the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

                "INVESTORS" shall mean the parties listed on Exhibit A attached hereto and such other holders of the Company's Preferred Stock that may be added as parties to this Agreement pursuant to paragraph 6.8 below.

                "REGISTRABLE SECURITIES" means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person in a transaction
(a) pursuant to Rule 144, (b) pursuant to a registration statement on file with the Commission or (c) in a transaction in which such person's rights under this Agreement are not transferred.

                The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                "REGISTRATION EXPENSES" shall mean all expenses incurred in connection with any registration pursuant to Sections 3.1 and 3.2 hereof, including, without limitation, the reasonable legal fees of a single legal counsel to the Investors, (excluding underwriters' discounts and commissions) and shall mean all expenses incurred by the Company in connection with any registration pursuant to Section 3.3 hereof (excluding underwriters' discounts and commissions), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

                "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

                "SHARES" shall mean the Preferred Stock of the Company held by the Investors.

2.      TRANSFERABILITY.

        2.1 RESTRICTIONS ON TRANSFERABILITY. The Shares and any securities into which the Shares may be convertible shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act or, in the case of
Section 3.7 hereof, to assist in an orderly distribution. As long as Shares held by an Investor constitute Restricted Securities, each Investor will cause any proposed transferee of the Shares (or of the securities into which the Shares may be convertible) held by an Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

        2.2 RESTRICTIVE LEGEND. Each certificate representing (i) the Shares, (ii) shares of the Company's Common Stock issued upon conversion of the Shares and (iii) any securities issued in respect of the Shares or such Common Stock, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE




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

                OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

        2.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either
(i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Notwithstanding the foregoing, a transfer of Restricted Securities to a person or entity associated with such holder shall be presumed to be in compliance with this Section 2.3, subject to the transferor's agreement to be bound by all of the terms and conditions hereof and satisfaction of the requirements of Section
3.10 hereof. (For purposes of this Agreement, a person or entity is deemed to be "associated" with a holder if that person or entity, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a holder). Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. All Restricted Securities transferred as above that continue to bear the restrictive legend set forth in Section 2.2 shall continue to be subject to the provisions of this Section 2.3 in the same manner as before such transfer.

3.      REGISTRATION RIGHTS.

        3.1     DEMAND REGISTRATION.

                (a) Subject to the conditions of this Section 3.1, if the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of Three Million Dollars ($3,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                (c) The Company shall not be required to effect a registration pursuant to this Section 3. 1:

                        (i) prior to the first anniversary of the Company's Initial Offering; or

                        (ii) after the Company has effected two (2) registrations pursuant to this Section 3. 1, and such registrations have been declared or ordered effective;

                        (iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period; or

                        (iv) during the period starting with the date of filing of, and ending on the date one hundred twenty (120) days following the effective date of, a registration statement pertaining to an offering of the Company's Common Stock other than the Initial Offering.

        3.2     COMPANY REGISTRATION.

                (a) If at any time the Company shall determine to file a registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations), the Company will:

                        (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders.

                (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. In no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. The Company shall so advise all Holders (except with respect to each of those Holders who has indicated to the Company its decision not to distribute any of its Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by the Holders at the time of filing the registration statement.

                No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

        3.3 REPORTS UNDER EXCHANGE ACT. With view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon receipt (i) a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

        3.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4 in the event of any of the following: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.4; (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.4; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        3.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 3.1, 3.2 or 3.4 herein shall be borne by the Company. In the case of a registration on Form S-3 pursuant to Section 3.4 herein, the Company shall bear all the reasonable fees and disbursements, not to exceed $5,000, of one counsel for the Selling Holders. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

        3.6 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                (a) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

                (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly file such amendments and supplements as may be necessary to cause such prospectus to be current and to include such information.

                (g) Use its reasonable best efforts in facilitating its service providers to furnish, at the request of any Holder requesting registration of Registrable Securities on the date that such Registrable Securities are delivered to the underwriters for sale (i) an opinion of the counsel representing the Company for the purposes of such registration in form and substance as is customarily rendered to the underwriters in an underwritten public offering and (ii) a "comfort" letter from the independent certified public accountants of the Company in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

        3.7     INDEMNIFICATION.

                (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

                (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, legal counsel and independent accountants, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

                (c)     Each party entitled to indemnification under this
Section 3.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if the Indemnified Party has been advised by its counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 3.6 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnifying Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        3.8 INFORMATION BY HOLDER. Each Holder including securities of the Company in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

        3.9 "MARKET STAND-OFF" AGREEMENT. Each Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it for a period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act if so requested by the Company and underwriter of Common Stock (or other securities) of the Company, provided that:

                (a) such agreement shall apply only to the first underwritten registered public offering of the Company; and

                (b) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities are bound by and have entered into similar agreements.

        3.10 TRANSFER OF REGISTRATION RIGHTS. Except as otherwise provided herein, the rights contained in this Section 3 may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this Section 3, provided that (i) such transfer is effected in accordance with applicable federal and state securities laws, (ii) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if he were an original party hereunder and (iii) such transferee or assignee acquires at least two hundred thousand (200,000) shares of Registrable Securities (as adjusted for any stock splits, recapitalizations and the like) or if the transferor holds less than two hundred thousand (200,000) shares, then such transferee or assignee acquires all of the transferor's Registrable Securities, and, provided further, that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

        3.11 TERMINATION OF REGISTRATION RIGHTS. All rights and duties provided for in this Section 3 shall terminate for each Holder upon the earlier of (i) five (5) years from the date of the Company's first underwritten registered public offering; or (ii) upon such date on which all Registrable Securities held by such Holder may immediately be sold during any 90-day period under Commission Rule 144 provided that the Company is subject to the reporting requirements of the Exchange Act.

4.      RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.

        4.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Investor who holds at least one hundred thousand (100,000) shares of the Company's Preferred Stock ("Major Investor") a right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1) that the Company may from time to time propose to sell and issue. Each Major Investor's pro rata share, for purposes of this right of first refusal, is the ratio, the numerator of which is the number of shares of Common Stock then owned by such Investor (assuming full conversion of the Preferred Stock of the Company then owned by such Investor), and the denominator of which is the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities, assuming full conversion of all outstanding shares of Preferred Stock of the Company and exercise of all outstanding options and warrants of the Company. This right of first refusal shall be subject to the following provisions:

                (a) "NEW SECURITIES" shall mean any capital stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to any series of Preferred Stock or upon exercise of any currently outstanding rights, options or warrants to purchase Common Stock or Preferred Stock; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns more than fifty percent (50%) of the voting power of such corporation; (iii) shares of the Company's Common Stock (or related options) issued to employees, officers, consultants, board members or other service providers of the Company pursuant to any stock offering, plan or arrangement approved by the Board of Directors and subsequently approved by the Company's stockholders; (iv) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend or similar recapitalization by the Company; (v) securities issued pursuant to equipment leases or nonconvertible debt financings that are approved by the Company's Board of Directors so long as the primary purpose of such transaction is not the issuance of capital stock of the Company; or (vi) securities issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements and (B) technology transfer or development arrangements, so long as the primary purpose of such strategic transaction is not to provide financing for the Company.

                (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the date of mailing of any such notice to agree to purchase up to its full pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                (c) The Company may sell or enter into an agreement providing for the sale of the New Securities, at a price and upon general terms no more favorable to the purchasers thereon than specified in the Company's notice, at any time on or prior to the sixtieth (60th) day after the mailing of the notice described above. In the event the Company has not sold or entered into an agreement providing for the sale of the New Securities within such sixty
(60) day period,
the Company shall not thereafter issue or sell any New Securities without offering the appropriate portion of such securities to the Major Investors in the manner provided above.

                (d)     The right of first refusal granted under this Agreement
(i) shall not apply to and shall expire upon the first public offering of Common Stock of the Company in connection with which all of the Company's outstanding Preferred Stock is converted into the Company's Common Stock and that is pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act and (ii) shall not apply to and shall expire upon the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company (other than relating to a reincorporation of the Company) by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

                (e) Notwithstanding the foregoing, in no event shall London Pacific Life & Annuity Company and its affiliates and related entities have a right to purchase more than an aggregate of 2,538,071 shares of Series D Preferred Stock.

5.      COVENANTS OF THE COMPANY.

        5.1 FINANCIAL INFORMATION AND REPORTING. As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish each Investor who holds at least one hundred thousand (100,000) shares of the Company's Preferred Stock or the Company's Common Stock issued upon conversion of the Company's Preferred Stock a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

        5.2 QUARTERLY STATEMENTS. As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, the Company will furnish each Major Investor a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

        5.3 MONTHLY STATEMENTS. As soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, the Company will furnish each Major Investor such monthly financial information as is furnished to the Board of Directors, provided that such information was prepared for the Board of Directors.

        5.4 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 5.4 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

        5.5 TERMINATION OF COVENANTS. The covenants provided in this Section 5 shall terminate upon the first date that the Company shall become subject to the reporting requirements of the Exchange Act as long as the Company's Preferred Stock held by the Investors has been converted to shares of the Company's Common Stock.

6.      MISCELLANEOUS.

        6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

        6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        6.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

        6.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, or three (3) days after deposit with the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to a Holder, at such Holder's address as set forth on the Company's records, or at such other address as such Holder shall have furnished to the Company in writing or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holders in writing.

        6.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        6.7 SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.8 AMENDMENTS. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of (i) not less than a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver and (ii) (only with respect to any amendment or waiver that disproportionately affects the rights hereunder of the holders of the Company's Series C Preferred Stock or Series D Preferred Stock) not less than a majority of the shares of the Company's Series C Preferred Stock or Series D Preferred Stock, as applicable, outstanding as of the date of such amendment or waiver. Subject to the foregoing qualification, each Investor acknowledges that by the operation of this Section 6.8 the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of such Investor under this Agreement. This Agreement may be amended with no further action on the part of the Investors to include as Investors hereunder other holders of the Company's Preferred Stock.

        6.9 TERMINATION OF PRIOR RIGHTS AGREEMENTS. All the parties to the Prior Rights Agreement hereby agree that all rights and obligations of the parties thereunder shall be superseded, rendered void and replaced in their entirety by this Agreement.

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.


COMPANY:                                INVESTOR:

PACKETEER, INC.                         By: /s/ SUSAN Y. GRESSEL
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   V.P. & Treasurer
                                            ------------------------------------

By: /s/ CRAIG ELLIOTT                   Name:  Susan Y. Gressel
   ---------------------------------         -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR: CAMPBELL 1984 REV. TRUST
                                                  U/A 2/13/84 UTD 10/21/92
PACKETEER, INC.                         By: /s/ STEVEN CAMPBELL
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   Trustee
                                            ------------------------------------

By: /s/ CRAIG ELLIOTT                   Name:  Steven Campbell
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR:     CC&H INVESTORS

PACKETEER, INC.                         By:  /s/ JOHN CARDOZA
10495 N. De Anza Blvd.                      ------------------------------------
Cupertino, CA 95014
                                        Its:  Executive Partner
                                            ------------------------------------

By: /s/ CRAIG ELLIOTT                   Name:  John Cardoza
   ---------------------------------        ------------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR:     JEFFREY M. DRAZEN

PACKETEER, INC.                         By:  /s/ JEFFREY M. DRAZEN
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   General Partner
                                            ------------------------------------

By:  /s/ CRAIG ELLIOTT                  Name:  Jeffrey M. Drazen
   ---------------------------------         -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR:     ENTERPRISE PARTNERS III
                                                      ASSOCIATES, L.L.P.
PACKETEER, INC.                         By:  /s/ WILLIAM R. STENSRUD
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   General Partner
                                            ------------------------------------

By: /s/ CRAIG ELLIOTT                   Name:  William R. Stensrud
   ---------------------------------         -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR:

PACKETEER, INC.                         By: /s/ Peter Morris
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:
                                            ------------------------------------

By: /s/ Craig Elliott                            Name:  Peter Morris
   ---------------------------------         -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR:     NEA PRESIDENT'S FUND, L.P.

PACKETEER, INC.                         By: /s/ Mark W. Perry
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   General Partner
                                            ------------------------------------

By: /s/ Craig Elliott                          Name:  Mark W. Perry
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR:     NEA VENTURES 1996, L.P.

PACKETEER, INC.                         By: /s/ Karie Epstein
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   Vice President
                                            ------------------------------------

By: /s/ Craig Elliott                           Name:  Karie Epstein
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR: NEW ENTERPRISE ASSOCIATES VII,
                                                  LIMITED PARTNERSHIP
PACKETEER, INC.                         By: /s/ Peter Morris
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   General Partner
                                           -------------------------------------

By: /s/ Craig Elliott                           Name:  Peter Morris
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR:

PACKETEER, INC.                         By: /s/ Joseph Graziano
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:
                                           -------------------------------------

By: /s/ Craig Elliott                         Name:  Joseph Graziano
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR:

PACKETEER, INC.                         By: /s/ Peter Morris
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   General Partner
                                           -------------------------------------
By: /s/ Craig Elliott                   Name:  Peter Morris
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

               The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR: NEW ENTERPRISE ASSOCIATES VII,
                                                  LIMITED PARTNERSHIP

PACKETEER, INC.                         By: /s/ Peter Morris
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   General Partner
                                           -------------------------------------

By: /s/ Craig Elliott                   Name:  Peter Morris
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR: NEA PRESIDENTS FUND, L.P.

PACKETEER, INC.                         By: /s/ Peter Morris
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   General Partner
                                           -------------------------------------

By: /s/ Craig Elliott                   Name:  Peter Morris
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR: NEW VENTURES 1996, L.P.

PACKETEER, INC.                         By: /s/ Ronald Kase
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   Vice President
                                           -------------------------------------

By: /s/ Craig Elliott                   Name:  Ronald Kase
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                The foregoing Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTOR: NEW VENTURES 1996, L.P.

PACKETEER, INC.                         By: /s/ Karie Epstein
10495 N. De Anza Blvd.                     -------------------------------------
Cupertino, CA 95014
                                        Its:   Vice President
                                            ------------------------------------

By: /s/ Craig Elliott                   Name:  Karie Epstein
   ----------------------------------        -----------------------------------
        Craig Elliott
        President

                                    EXHIBIT A


                              SCHEDULE OF INVESTORS




Name                                              Shares                     Security
----                                              ------                     --------
Campbell 1984 Rev. Trust                         400,000             Series A Preferred Stock
U/A 2/13/84 UTD 10/21/92                         212,880             Series B Preferred Stock
Attn:  Steven Campbell                            77,168             Series C Preferred Stock
17020 Los Cerritos Drive
Los Gatos, CA 95032

Jeffrey M. Drazen                                100,000             Series A Preferred Stock
Sierra Ventures                                   53,220             Series B Preferred Stock
3000 Sand Hill Road                                2,500             Series D Preferred Stock
Building 4, Suite 210
Menlo Park, CA 94025

GC&H Investments                                 200,000             Series A Preferred Stock
Attn:  John Cardoza                               50,000             Series B Preferred Stock
One Maritime Plaza, 20th Floor                    12,250             Series D Preferred Stock
San Francisco, CA 94111

Joseph A. Graziano                               300,000             Series A Preferred Stock
14055 Chester Avenue                             159,660             Series B Preferred Stock
Saratoga, CA 95070                                57,996             Series C Preferred Stock

London Pacific Life & Annuity Company          2,538,071             Series D Preferred Stock
3109 Poplarwood Court
Suite 108
Raleigh, NC 27604
Attn:  Ms. Susan Gressel

Catherine P. Lego (Goodrich)                     100,000             Series A Preferred Stock
3787 Woodside Road
Woodside, CA 94062

Metricom, Inc.                                   300,000             Series A Preferred Stock
Attn:  William D. Swain
980 University Avenue
Los Gatos, CA 95030

Name                                              Shares                     Security
----                                              ------                     --------
Peter T. Morris                                  100,000             Series A Preferred Stock
New Enterprise Associates                         53,220             Series B Preferred Stock
2490 Sand Hill Road
Menlo Park, CA 94025

Paul Baran or Evelyn Baran, as trustees          400,000             Series A Preferred Stock
of the Paul and Evelyn Baran Trust               212,880             Series B Preferred Stock
Agreement
of 23 May 1984
83 James Avenue
Atherton, CA 94027

Sterling Payot Capital, L.P.                     500,000             Series A Preferred Stock
Attn:  Robert Smelick                             63,028             Series C Preferred Stock
222 Sutter Street
8th Floor
San Francisco, CA 94108

New Enterprise Associates VII,                   400,000             Series A Preferred Stock
Limited Partnership                            3,000,000             Series B Preferred Stock
Attn:  Peter Morris                              287,400             Series C Preferred Stock
2490 Sand Hill Road
Menlo Park, CA 94025

NEA President's Fund, L.P.                        5,000              Series B Preferred Stock
Attn:  Peter Morris
2490 Sand Hill Road
Menlo Park, CA 94025

NEA Ventures 1996, L.P.                           75,000             Series B Preferred Stock
Attn:  Peter Morris
2490 Sand Hill Road
Menlo Park, CA 94025

ONSET Enterprise Associates II, L.P.            1,000,000            Series B Preferred Stock
Attn:  Alexis Lakes                              112,600             Series C Preferred Stock
2490 Sand Hill Road
Menlo Park, CA 94025

Enterprise Partners III, L.P.                   1,488,680            Series C Preferred Stock
Attn:  William R. Stensrud
7979 Ivanhoe Avenue
Suite 550
LaJolla, CA 92037

Name                                              Shares                     Security
----                                              ------                     --------
Enterprise Partners III Associates, L.P.          129,448             Series C Preferred Stock
Attn:  William R. Stensrud
7979 Ivanhoe Avenue
Suite 550
LaJolla, CA 92037